CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                         AMERICAN UTILICRAFT CORPORATION

         American Utilicraft Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

         FIRST: That the board of directors of the Corporation duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that the proposed amendment be considered by the stockholders of the Corporation. The resolution setting forth the amendment was as follows:

         RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation be amended so that, as amended, said Article IV shall read, in its entirety, as follows:

                                   ARTICLE IV
                                     STOCK
                                     -----

         Section 4.01. The Corporation shall be authorized to issue only one (1) class of stock, to wit: Common Stock. The total number of shares of Common Stock which the Corporation shall have authority to issue is Twenty-Four Million (24,000,000), and the par value of each such shares is One Thousandth of a cent ($.00001).

         Section 4.02. At the time this amendment becomes effective, and without any further action on the part of the Corporation or its stockholders, each share of $.00001 -par-value common stock of the Corporation then issued and outstanding shall be changed and reclassified into 456 fully paid and nonassessable shares of $.0000l-par-value common stock of the Corporation. To reflect said change and reclassification, each certificate representing shares of $.0000l-par-value common stock theretofore issued and outstanding shall represent 456 times the number of shares of $.00001-par-va1ue common stock issued and outstanding after such change and reclassification; and the holder of record of each such certificate shall be entitled to receive a new certificate representing a number of shares of $.00001-par-value common stock of the kind authorized by this amendment, equal to 455 times the number of shares represented by said certificate for theretofore issued and outstanding shares, so that upon this amendment becoming effective each holder of record of a certificate representing theretofore issued and outstanding common shares of the Corporation will have or be entitled to certificates representing, in the aggregate, a number of shares of $.00001-par-value common equal to 456 times the number of shares of $.0000l-par-value common stock of which he or she was the holder immediately prior to the effectiveness of this amendment.


                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:45 PM 05/24/2000
                                                           001264389 - 2238397

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         SECOND: That thereafter, pursuant to resolution of its Board of
Directors, the stockholders of the Corporation, acting by written consent pursuant to 8 Del.C. ss. 228, voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and its Secretary, respectively, this 24th day of May, 2000.


                                             BY: /s/ John J. Dupont
                                                --------------------------------
                                                John J. Dupont, President


                                             ATTEST: /s/ James S. Carey
                                                    ----------------------------
                                                    James S. Carey, Secretary




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